Exhibit (k)(5)

JOINT INSURED BOND AGREEMENT

AGREEMENT dated as of this 30th day of June, 2026, by and between Privacore VPC Asset Backed Credit Fund, Privacore PCAAM Alternative Growth Fund and Privacore PCAAM Alternative Income Fund (each a “Fund” and together, the “Funds”).

BACKGROUND

A.       The Funds are management investment companies registered under the Investment Company Act of 1940 (the “Act”).

B.      Rule 17g-1 requires each Fund to provide and maintain in effect a bond against larceny and embezzlement by its officers and employees.

C.       Rule 17g-1 authorizes the parties hereto to secure a joint insured bond naming each of them as insureds.

D.       The Funds desire to be named as insureds on a joint fidelity bond.

E.       A majority of the trustees of each Fund, who are not “interested persons” of such Fund as defined by Section 2(a)(19) of the Act, after giving due consideration to all factors relevant to the form, amount and ratable allocation of premiums of the aforesaid joint insured bond, have approved the terms and amount of the bond and the portion of the premium payable by each party hereunder.

F.       Each party has determined that the allocation of the proceeds payable under the aforesaid joint insured bond as set forth herein (which takes into account the minimum amount of bond required for each party by Rule 17g-1 if it maintained a single insured bond) is equitable.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein, hereby agree as follows:

1.       Joint Insured Bond. The parties shall maintain in effect a joint fidelity insurance bond (the “Bond”) from a reputable fidelity insurance company authorized to do business in the place where the Bond is issued, insuring each party against larceny and embezzlement and covering such of their respective officers and employees who may, singly or jointly with others, have access, directly or indirectly, to their respective securities or funds. The Bond shall name each party as an insured and shall comply with the requirements for such bond established by Rule 17g-1.

2.       Amount. The Bond shall be in at least the aggregate amount required by Rule 17g-1(d) to be maintained by the parties.

3.     Ratable Allocation of Premiums. Each Fund shall pay a percentage of the initial premium and any additional premiums which may become due under the Bond as determined from time to time by the managers or trustees of such Fund, including a majority who are not “interested persons” of such Fund, consistent with the factors set forth in Rule 17g-1(e).

4.       Ratable Allocation of Proceeds.

a.       If more than one of the parties sustains a single loss (including a loss sustained before the date hereof) for which recovery is received under the Bond, each such party shall receive that portion of the recovery which is sufficient in amount to indemnify that party in full for the loss sustained by it, unless the recovery is inadequate to fully indemnify all such parties sustaining a single loss.

b.         If the recovery is inadequate to indemnify fully all parties sustaining a single loss, the recovery shall be allocated among such parties as follows:

(i)        Each party sustaining a loss shall be allocated an amount equal to the lesser of its actual loss or the minimum amount of the fidelity bond which would be required to be maintained by such party under a single insured bond (determined as of the time of the loss in accordance with the provisions of Rule 17g-1).

(ii)       The remaining portion of the recovery (if any) shall be allocated to each party sustaining a loss not fully indemnified by the allocation under subparagraph (i) in the same proportion as the portion of each party’s loss which is not fully indemnified bears to the sum of the unindemnified losses of all such parties. If such allocation would result in any party receiving a portion of the recovery in excess of the loss actually sustained by it, the aggregate of such excess portion shall be reallocated among the other parties whose losses would not be fully indemnified as a result of the foregoing indemnification.

5.       Claims and Settlements. Each party shall, within five (5) days after the making of any claim under the Bond, provide every other party with written notice of the amount and nature of such claim. Each party shall, within five (5) days of the receipt thereof, provide every other party with written notice of the terms of settlement of any claim made under the Bond by such party. In the event that two or more parties shall agree to settlement with the fidelity company of a claim made under the Bond with respect to a single loss, such parties shall, within five days after settlement, provide any other party to such claim with written notice of the amounts to be received by each claiming party under Section 4 hereof. The officer(s) of the respective parties designated as responsible for filing notices required by paragraph (g) of the Rule 17g-1 under the Act shall give and receive any notice required hereby.

6.       Modifications and Amendments. Any party may increase the amount of the Bond, provided that written notice thereof must be given to the other parties to this Agreement. If pursuant to Rule 17g-1, any party shall determine that the coverage provided pursuant to this Agreement should otherwise be modified, it shall so notify the other parties hereto, and indicate the nature of the modification which it believes to be appropriate. If, within forty-five (45) days of such notice any necessary amendments to this Agreement shall not have been made and the request for modification shall not have been withdrawn, this Agreement shall terminate with respect to such party (except with respect to losses occurring prior to such termination), but, with respect to each other party, shall remain in effect. Any party may withdraw from this Agreement at any time and cease to be party hereto (except with respect to losses occurring prior to such withdrawal) by giving written notice to the other parties of such withdrawal. Upon withdrawal, a withdrawing party shall be entitled to receive any premium rebated by the fidelity company with respect to such withdrawal in accordance with the percentages contained in Section 3 hereof relating to the allocation of payment of premiums.

7.        Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware.

8.       Obligations of the Funds. Each party acknowledges that this Agreement is executed on behalf of the Funds by the undersigned officers of the Funds as officers and not individually. Each party acknowledges and agrees that the obligations of the Funds under this Agreement are not binding on any officers, directors or interest holders of the Funds individually but are binding only upon the assets and properties of the Funds, and any person dealing with any class of shares of a Fund must look solely to the assets and properties of such Fund belonging to such class for the enforcement of any claims against such Fund.

9.          No Assignment. This Agreement is not assignable.

10.       Notices. Notices relating to termination of this Agreement, breaches of contractual duties, initiation of legal proceedings, complaints in relation to services provided hereunder or any other material notices under the Agreement, other than notices given in the ordinary course of business (each a “Material Notice”), must be given in writing (either by way of facsimile, registered mail, or a recognized overnight courier). A notice sent by facsimile shall be deemed to have been served at the close of business on the day upon which the other party confirms receipt. A notice sent by registered mail shall be deemed to have been served at the close of business on the day upon which it is delivered. Material Notices shall be sent as follows, or to such other address as the parties may agree from time to time:

c/o Privacore Capital Advisors LLC

1411 Broadway

New York, NY 10018

and

UMB Fund Services, Inc.

235 W. Galena St.

Milwaukee, WI 53212

Attention: Legal Department

Re: Material Notice, Privacore VPC Asset Backed Credit Fund, Privacore PCAAM Alternative Growth Fund and Privacore PCAAM Alternative Income Fund

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the day and year first above written.

PRIVACORE VPC ASSET BACKED CREDIT FUND

By:	/s/ Kieran Murray
	Name:	Kieran Murray
	Title:	President

PRIVACORE PCAAM ALTERNATIVE GROWTH FUND

By:	/s/ Kieran Murray
	Name:	Kieran Murray
	Title:	President

PRIVACORE PCAAM ALTERNATIVE INCOME FUND

By:	/s/ Kieran Murray
	Name:	Kieran Murray
	Title:	President

[Signature Page to Form of Joint Insured Bond Agreement]